Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bancorp of New Jersey, Inc.

Fort Lee, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-150662, 333-150663 and 333-178744 on Form S-8 of Bancorp of New Jersey, Inc. of our report dated March 28, 2013, relating to the consolidated financial statements, appearing in the Bancorp of New Jersey, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ ParenteBeard LLC

ParenteBeard LLC
Philadelphia, Pennsylvania
March 28, 2013